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Exhibit 99.3


                        Advanced Recovery Solutions, Inc.
                            Directors Special Meeting

                                                                    May 13, 2003


         A special meeting of the shareholders and the board of directors of this corporation was held on February 26, 2003 for the purpose of amending the Corporation's by-laws.

         There were present, comprising a quorum of the board: Geoffrey Perry, Carol Dancer, Andrew Latham.

         RESOLVED, that the resignation of director Charles Stuto is accepted.

         RESOLVED, that Article IV, Section 1 of the Corporation's By-Laws be amended to increase the board to 5 members.

         RESOLVED, that the officers of the corporation are authorized to take whatever actions are necessary to carry out these resolutions.

         On motion duly made and carried, the meeting adjourned.



February 26, 2003                          By:  /s/ Thomas A. Cattani
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                                           Thomas A. Cattani, Esq.
                                           Secretary of the Corporation


         We waive notice of the meeting and approve the above minutes.



Dated:  February 26, 2003                  /s/ Geoffrey Perry
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                                           Geoffrey Perry


Dated: February 26, 2003                   /s/ Carol Dancer
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                                           Carol Dancer


Dated: February 26, 2003                   /s/ Andrew Latham
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                                           Andrew Latham